SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

      (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On May 11, 2016, Bridgeline Digital entered into a Note Purchase Agreement (the “Purchase Agreement”) with accredited investors pursuant to which Bridgeline Digital sold an aggregate of $1,355,000 of subordinated convertible notes (the “Notes”). Taglich Brothers, Inc. served as placement agent for the transaction. The gross proceeds to Bridgeline Digital at the closing of this private placement were $1,219,100.

The Notes accrue interest at a rate of ten percent (10%) per annum beginning July 1, 2016 and mature on March 31, 2017. Upon issuance, the Notes immediately converted into shares of Bridgeline Digital common stock at a conversion price equal to $0.75 per share; provided that Bridgeline Digital did not convert certain Notes if such conversion would have resulted in the holder beneficially owning more than 4.99% of the number of shares of Bridgeline Digital common stock outstanding at the time of conversion or if such conversion would have resulted in Bridgeline Digital exceeding the aggregate number of shares of common stock which Bridgeline Digital may issue upon conversion of the Notes without breaching its obligations under the rules and regulations of the Nasdaq Capital Market.

The Notes contain customary events of default. Upon the occurrence of any event of default the interest rate under the Notes will increase. In addition, upon the occurrence of a payment default under the Notes, Bridgeline Digital must pay a premium equal to 10% of the outstanding principal amount of the Notes.

As compensation for acting as placement agent, Bridgeline Digital paid Taglich Brothers, Inc. a cash payment of $108,400 and issued to Taglich Brothers, Inc., or its designees, five-year warrants to purchase an aggregate of 180,668 shares of common stock at an exercise price equal to $0.75 per share. The warrants are immediately exercisable, provide the holders piggyback registration rights with respect to the shares of common stock underlying the warrants and contain a cashless exercise provision.

The shares of common stock issued upon conversion of the Notes and issuable upon exercise of the warrants are restricted securities and may be sold only pursuant to Rule 144 or in another transaction exempt from the registration requirements under the Securities Act of 1933. Pursuant to the terms of the Purchase Agreement, Bridgeline Digital has agreed to provide piggyback registration rights with respect to the shares of common stock issued upon conversion of the Notes in the event Bridgeline Digital files a registration statement, with certain limited exceptions.

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements and securities that Bridgeline Digital filed as exhibits to this Form 8-K.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

The securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(d)    Exhibits.

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated May 11, 2016

10.2	Form of Promissory Note issued to investors

10.3	Form of Common Stock Purchase Warrant issued to placement agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President
Chief Financial Officer

Date: May 17, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated May 11, 2016

10.2	Form of Promissory Note issued to investors

10.3	Form of Common Stock Purchase Warrant issued to placement agent